Exhibit 5(b)
[WINSTON & STRAWN LLP LETTERHEAD]
March 2, 2010
TreeHouse Foods, Inc.
Two Westbrook Corporate Center, Suite 1070
Westchester, Illinois 60154

Re:	Form S-3 Registration Statement
Ladies and Gentleman:
     We have acted as special counsel to TreeHouse Foods, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3, filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 16, 2010 (the “Form S-3”), and post-effective amendment no. 1 to the Form S-3 (the “Amendment” and together with the Form S-3, the “Registration Statement”). The Amendment relates to the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Act”), as set forth in the Registration Statement, the prospectus contained therein and any supplement to the prospectus, of guarantees (the “Guarantees”), which may be issued by Sturm Foods, Inc., a Wisconsin corporation and wholly-owned subsidiary of the Company (the “Guarantor”), of the following securities:
(i)	senior debt securities, in one or more series (the “Senior Debt Securities”), which will be issued under the Indenture, dated as of March 2, 2010 (as amended or supplemented, the “Senior Indenture”), by and among the Company, the subsidiary guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”); and

(ii)	subordinated debt securities, in one or more series (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), which will be issued under a form of Subordinated Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into by and among the Company, and, to the extent that the Subordinated Debt Securities are to be guaranteed, the subsidiary guarantors party thereto, and the Trustee.
     It is understood that the opinions set forth below are to be used only in connection with the offer, issuance and sale of the Guarantees while the Registration Statement is in effect. The Registration Statement provides that the Guarantees may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements or free writing prospectuses.

     This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.
     In rendering the opinions set forth below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and (ii) the Indentures. We have also examined originals, or copies certified to our satisfaction, of such other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us a copies. We have also assumed that the Guarantor is and will remain duly organized, validly existing and in good standing under applicable state law. As to certain facts material to this opinion letter, we have relied without independent verification upon oral and written statements and representations of officers and other representatives of the Company.
     On the basis of the foregoing, and subject to (i) the applicable Indenture under which Debt Securities are issued having been validly executed and delivered by the Company, the subsidiary guarantors party thereto and the other parties thereto and (ii) any Debt Securities being issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement and in accordance with a duly executed and delivered purchase, underwriting or similar agreement with respect to such Debt Securities, we are of the opinion that when the terms of the Guarantees have been duly established in conformity with the applicable Indenture and such Guarantees have been duly authenticated, executed and delivered by the Guarantor, the Guarantees will constitute valid and legally binding obligations of the Guarantor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     The opinions expressed herein are based upon and limited to the laws of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances. The opinions expressed herein based on the laws of the State of New York are limited to the laws generally applicable in transactions of the type covered by the Indentures.
     We hereby consent to the filing of this opinion letter as Exhibit 5(b) to the Registration Statement and to the reference to our firm under the caption “Legal Opinion” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Winston & Strawn LLP